Exhibit 99.2

NEWS…	Contact:	Lisa Hathcoat
October 27, 2005		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, October 27, 2005 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on October 26, 2005, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on December 2, 2005 to shareholders of record as of November 18, 2005.

The Outback Steakhouse, Inc. restaurant system operates 911 Outback Steakhouses, 193 Carrabba's Italian Grills, 84 Bonefish Grills, 35 Fleming’s Prime Steakhouse and Wine Bars, 20 Roy’s, four Paul Lee’s Chinese Kitchens, three Lee Roy Selmon’s and 22 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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